Exhibit 10.14

Fuzhou Melbourne Polytechnic

Smart Campus Project Agreement

Party A: Fuzhou Melbourne Polytechnic

Address: No. 199, Xiyuangong Road, Minhou College Town, Fuzhou

Tel: 0591-83761763

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Room 1206, Business Building, Jingguang Center, Hujialou, Chaoyang District, Beijing Municipality

Tel: 010-65978118

I. General Provisions

1.	Introduction to Party A

Fuzhou Melbourne Polytechnic is an international institute of higher education as jointly established by Minjiang University and Australian Melbourne Polytechnic, and is the only Sino-foreign cooperative schooling institute of Fujian Province implementing higher qualification education with the approval of the Ministry of Education of China, and has 18 years’ history of Sino-foreign cooperative schooling. In January 2017, Fuzhou Melbourne Polytechnic becomes the college with independent legal person qualification through the formal written reply of the Ministry of Education, and becomes the 12th independent Sino-foreign cooperative schooling institute in China and the first independent Sino-foreign cooperative schooling institute in Fujian Province.

2.	Introduction to Party B

China Liberal (Beijing) Education Technology Co., Ltd. is an international education institution sponsored by senior education person and jointly established by the core teams in the fields of international cooperative schooling, international art education and international academic exchange, integrating Sino-foreign cooperative schooling, dispatch of foreign talents and research and development online platform, with its HQ in Hong Kong and business covering Beijing, Shanghai, Fujian, Wuhan, Chengdu, Zhengzhou, Shijiazhuang, Xi’an, as well as America, Australia, Italy, Span, Germany, France, etc. So Far, the Group has established cooperation relationship with many domestic colleges and universities, and provides smart campus solutions for the cooperation projects of colleges and universities, including multimedia classroom building, teaching affairs management, IOT, mobile teaching products, etc.

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3.	Tenet of Cooperation

Since the 18th National Congress of the Communist Party of China, education informatization meets the great historical development opportunities; in the letter of congratulation of Chairman Xi Jinping to the First International Conference On ICT in Education “actively promoting the innovative development integrating information and education”, “building network, digital, personalized and life-long education system” with education informatization, constructing the learning society of “every person can learn at any time in any place”, cultivating a large batch of innovation talents”, “persistently promoting education informatization and trying to enlarge the coverage of good quality educational resources by means of informatization”, which indicates the objective, direction and channel of education informatization work. The Ministry of Education has indicated for many times that the extensive use of rising information technology in education, such as cloud computing, IOT, virtual reality and big data, etc, promotes the transformation of educational mode, teaching method and schooling method; we shall attach importance to and support the development of informatization teaching equipment and encourage to explore and build smart campus.

4.	Cooperation Objective

According to the characteristics of Sino-foreign cooperative schooling of Fuzhou Melbourne Polytechnic, Party B designs the smart campus construction scheme with the characteristics of Fuzhou Melbourne Polytechnic, with the overall guidance thought of overall planning and phased implementation, and ensures prospective and expandable planning as well as scientific and advanced implementation. The data of all parts of Smart Campus will be integrated to become the large data platform of the College; and all software systems will use the uniform account system for the use of teachers and students, which may thoroughly resolve the previous data communication failure between information systems of the campus and avoid information island.

Now therefore, Party A and Party B have entered into the following agreement through full investigation and negotiation in respect of Party B participating in Smart Campus construction of Fuzhou Melbourne Polytechnic:

II. Overall Design Scheme of Smart Campus

Party B shall make the following scheme according to the overall demand of Party A:

1.	Wireless Network Coverage

Party B shall deploy wireless AP access points in the teaching buildings of the College, so to guarantee that the classrooms and offices of every floor of teaching buildings can have access to internet through WIFI. In order to guarantee that stable internet signals will be conveyed to wireless transmitter, Party B shall replace non CAT-6 network lines of teaching buildings with gigabit Ethernet cables. The teachers and students of teaching area will make real-name certification through their respective account number and password. On the basis of being compatible with existing wired network, Party B shall combine AP of different specifications such as panel type, loading and unloading type and high density, because maximum number of people may deploy different AP access point in each room on each floor.

Modules:

(1)	Panel type AP;

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(2)	Loading and unloading type AP;

(3)	High density AP;

(4)	POE exchanger;

(5)	Single mode optical fiber module;

(6)	Wireless controller;

(7)	Standard CAT-6 Ethernet wiring;

(8)	86-box web panel.

2.	Common Classroom

Party B shall add IOT module to 17 common classrooms of the College, so as to collect the energy consumption information of IOT equipment through sensory systems on campus at real time, focus on monitoring large power and high power consumption equipment and make data statistics and analysis. Manager may understand the energy consumption of teaching buildings, office buildings, labs, etc, and thus design scientific smart management scheme, so as to better integrate and utilize resources and save costs and finally reach the purpose of saving energy and reducing emission.

Modules:

(1)	Smart environment perception control module;

(2)	Air-conditioner smart management module;

(3)	Comprehensive monitoring management module.

3.	Amphitheatre

Party B shall install multimedia equipment and IOT modules in 5 amphitheatres of the College, which shall not only meet the teaching requirements but also give consideration to the smart management of equipment. Modules:

(1)	High lumen projector;

(2)	Large size curtain;

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(3)	Professional power amplifier;

(4)	Main amplification system;

(5)	Radio microphone;

(6)	Hanging microphone;

(7)	Smart environment perception control module;

(8)	Air-conditioner smart management module;

(9)	Comprehensive monitoring management module.

4.	Academic Report Hall

Party B shall install multimedia equipment and IOT modules in the academic report hall of the College, so as to meet the use requirements of academic reports. It will display the information of report meeting through multiple LED screens and manage all electronic equipment by the use of IOT.

Modules:

(1)	High lumen projector;

(2)	Large size motor-driven curtain;

(3)	Central control;

(4)	Sound console;

(5)	Mixer;

(6)	Host of conference system;

(7)	Professional power amplifier;

(8)	Main amplification system;

(9)	Radio microphone;

(10)	Hanging microphone;

(11)	Smart environment perception control module;

(12)	Air-conditioner smart management module;

(13)	Comprehensive monitoring management module.

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5. EAP Smart Classroom

15 EAP smart classrooms are created according to the needs of transformation and innovation of English teaching mode of the College, with advanced informatization teaching equipment instead of existing traditional teaching equipment, so as to realize double screen teaching, interactive teaching, grouping discussion teaching, classroom direct recording and playing, remote synchronous courses, etc.

Modules:

(1)	Micro-focus interactive projector;

(2)	Wireless screen module;

(3)	Thin-client;

(4)	Full-automatic direct recording and playing terminal;

(5)	Smart environment perception control module;

(6)	Air-conditioner smart management module;

(7)	Comprehensive monitoring management module.

6. Language Lab

4 language labs are used for the freshman English proficiency test as required by the foreign cooperative colleges and universities; in addition to listening teaching, they will be used for writing teaching. The language labs meet the multi-purpose teaching application needs and adopt desktop virtual cloud technology, so that every student will obtain the user experience of independent PC. The synchronized broadcasting of HD video is smooth and there is no obvious out-sync between students. During the discussion of 2 or 3 students’ team in the classroom, there is no suspension or lapse in sound. The listening and writing training results of students will be recorded in the teaching system synchronously at real time and students’ learning data will be summarized in big data center, so as to provide data support for the learning tracking of students.

Modules:

(1)	Virtual cloud management cloud;

(2)	Cloud terminal host;

(3)	Cloud terminal student workstation;

(4)	Multimedia transmission;

(5)	Voice box power amplifier;

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(6)	Synchronous upload of exercise data;

(7)	Smart environment perception control module;

(8)	Air-conditioner smart management module;

(9)	Comprehensive monitoring management module.

7. Business Experiment Center

In the context of development objective big policy of China (Fujian) Pilot Free Trade Zone, the industrial development and talent demand of the Free Trade Zone facilitate the cultivation level and positioning of relevant professional talents. The College builds supporting Business Experiment Center to meet the urgent demand of national “One Road, One Belt” and Fujian Free Trade Zone for the internationalized compound applied talents. The core location of the Experiment Center is the high-end talent cultivation experiment base of the Free Trade Zone in the fields of E-commerce, international trade, finance, marketing, financial and accounting, business administration and big data.

Modules:

(1)	International financial and accounting scene simulation lab;

(2)	Marketing lab;

(3)	International trade scene simulation lab;

(4)	Cross-border E-commerce lab;

(5)	International finance simulation lab;

(6)	Teaching system data docking;

(7)	High density wireless AP.

III. Installation and Debugging, Technical Service, Personnel Training and Technical Documents

1. Party A shall complete the following preparatory works within 10 days as from the date of signing of this Agreement;

SN	Place of Installation	Installation Conditions
1	Multimedia equipment of 5 amphitheatres and the projector of 15 EAP classrooms

1. The blackboards of EAP classrooms have been installation

2.  The week current circuits of EAP classrooms and amphitheatres have been installed.

3.  The machine cabinet of EAP classrooms has been put in place.

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2	Wireless coverage and cloud desktop

1. Equipment power supply, equipment installation space environment and week current wireless AP wiring have put in place. The optical fiber cables from the wireless POE exchanger of week current room of the 3rd floor of 3 buildings to the central machine room shall be connected; which shall be provided by the College.

2. Deploying the network cables in conformity with international CAT-6 standards; each AP access point shall have 86 box port panels.

3. The 1-meter jumper wire connecting wiring access points and the jumper wire connecting POE exchanger in the power distribution frame of machine cabinet shall be provided by the College.

4. The two terminals of wireless AP deployment network cables shall be marked and recorded.

3	IOT equipment

1.  The week current circuits of 42 classrooms have been installed.

2.  The machine cabinet of classroom has been put in place.

3.  The server provided by the College for installing software.

4.  Positions of air-conditioners are determined.

4	Recording and playing system

1.  The machine cabinet of EAP classroom has been put in place.

2.  The week current circuits have been installed.

3.  The position of control panel has been determined.

4.  The server provided by the College for installing software.

5	Wireless microphone	The machine cabinet of EAP classroom has been put in place.

6	Purchase of language lab	Strong and week currents, lighting and walls of language lab have been completed.

7	Great business experiment center	Hardware, software and indoor decorations

2.	Party B shall complete the installation and debugging of all equipment within 50 days as from the date of signing of this Agreement.

3.	Party B shall train Party A’s personnel after the completion of installation and debugging, so as to guarantee that Party A’s personnel can normally operate the equipment.

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IV. Payment Method and Conditions

1.	Equipment of Smart Campus Project

The total investment amount of Smart Campus Project is RMB 25,000,000 (see the Appendix List of Items for details). Party B shall provide the parameters and performance, etc of the hardware equipment, and Party A shall provide the detailed demands of relevant teaching affairs. Party B shall sign purchase agreements with manufacturers, and shall be responsible for the installation and debugging of software and hardware, and ensure that such software and hardware will meet the expected standards. Upon the completion and acceptance of installation and debugging, Party A shall pay the price of Smart Campus Project to Party B according to the amount of final accounts. Party A may pay the price of Smart Campus Project to Party B within ten years, namely RMB 25,000,000/10 years=RMB 250,000 every year.

2.	Operation and Maintenance Costs of Smart Campus Project

Party B shall, according to the use and demand of Party A, keep updating and optimizing the software as developed by Party B, and shall be responsible for the security of data, and shall guarantee that the computer equipment as purchased by Party B can normally work after software update, and shall be responsible for the daily maintenance of computer equipment. If necessary, Party B shall timely upgrade and update computers. Party A shall, prior to the 10th day of every October, pay the Smart Campus operation and maintenance expenses (excluding tax) to Party B, namely RMB 25,000,000 *8%=RMB 2,000,000. The Parties shall otherwise sign Operation and Maintenance Agreement in respect of the detailed terms and conditions of operation and maintenance.

V. Intellectual Property Right

Party B must guarantee that Party A will not be accused by any third party of infringing patent right, trademark right, industrial design right, etc at the time of using the goods or any part thereof. Any accusation of infringement raised by any third party shall have nothing to do with Party A, and Party B shall negotiate with such third party and assume all possible liabilities and expenses arising therefrom. Party B shall compensate for the losses as suffered by Party A therefore, if any.

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VI. Liabilities for Breach

1.	If Party B fails to complete the work contents as specified herein according to the provisions of this Agreement (except due to force majeure or Party A’s cause), Party B shall assume corresponding liabilities for breach.

2.	If Party A delays in paying any amount, it shall pay a penalty to Party B according to the amount that is late.

VII. Confidentiality

1.	Either party shall strictly keep the trade secrets that it learns from the other party through work or other channel confidential, and shall, without the prior written consent of the other party, not disclose, leak or provide any confidential information that is obtained from the other party to any third party (whether in writing, orally or otherwise).

2.	The duties of confidentiality of the Parties hereunder shall survive any suspension, cancellation, dissolution or termination of this Agreement.

VIII. Force Majeure

1.	In case of any breach due to force majeure, the impacted party shall timely send a notice to the other party stating the cause for non-performance or partial performance. Based on such act, the impacted party is allowed to delay in performing, or to partially perform, or not to perform this Agreement, and shall be exempted from the liabilities for breach in whole or in part according to the reality.

2.	For the purpose of this Agreement, force majeure refers to the objective circumstance that is unforeseeable, unavoidable and insuperable, including but not limited to natural disaster such as earthquake, typhoon, flood, fire; governmental act, change of laws and regulations or change of applicability, or any other event that cannot be foreseen, avoided or controlled.

IX. Dispute Resolution

Any dispute arising from or relating to this Agreement shall be settled by the Parties through friendly negotiation. In case negotiation fails, either party hereto may lodge a suit to the competent people’s court of the place where Party A is located.

X. Effectiveness

1.	The period of validity of this Agreement shall be ten years as from the date of signing.

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2.	This Agreement is made in four originals of the same legal force, two for each party hereto. This Agreement shall become effective upon being signed by the authorized representatives of the Parties.

3.	The Parties shall otherwise sign relevant contracts in respect of detailed cooperation affairs according to the principles and provisions as specified in this Agreement.

Party A: Fuzhou Melbourne Polytechnic Representative: (Signature) Date: August 29, 2017 Fuzhou Melbourne Polytechnic (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Representative: (Signature) Date: August 29, 2017 Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

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Appendix: List of Items

List of Software of Big Data Center

SN	Software Name (Platform)	Price (Yuan)
1	Mobile Online Operation System (iOS, android)	120,000
2	Mobile Online Exam System (iOS, android)	130,000
3	Spoken Language Repeat Practice System (iOS, android)	130,000
4	Student Error Book Management System (iOS, android)	90,000
5	Teacher Online Correction System (iOS, android)	100,000
6	Student Learning Trajectory Management (iOS, android)	110,000
7	Mobile Online Classroom Interaction System (iOS, android)	140,000
8	Smart Test Assembly System (iOS, android)	100,000
9	Student Courses Election System (Website)	140,000
10	Student Transcript Inquiry System (Website)	120,000
11	Classroom Reservation System (Website)	130,000
12	Smart Course Arrangement System (Website)	160,000
13	Smart Exam Arrangement System (Website)	150,000
14	School Rolls Management System (Website)	140,000
15	Teachers Management System (Website)	120,000
16	Practical Teaching Management System (Website)	110,000
17	Teaching Quality Evaluation System (Website)	100,000
18	Graduate Management System (Website)	90,000
19	Teaching Place Management System (Website)	80,000
20	Daily Office Management System (Website)	230,000
21	Administrative Affairs Management System (Website)	190,000
22	Personnel Schedule Management System (Website)	170,000
23	Teaching Materials Management System (Website)	190,000
24	Courseware Management System (Website)	170,000
25	Test Library Management System (Website)	200,000
26	Engagement Management System (Website)	100,000
27	Faculty Management System (Website)	70,000
28	Attendance Management System (Website)	90,000
29	Wage Management System (Website)	110,000
30	Personnel Performance Assessment Management System (Website)	130,000
31	Recording and Playing Management System (Website, iOS, android)	140,000
32	Campus IOT Management System (Website)	150,000
33	Course Direct Broadcast Management System (Website, iOS, android)	160,000
34	Campus Student Interaction Community (Website, iOS, android)	160,000
35	Campus Academic Exchange Community (Website, iOS, android)	130,000
36	Total	4,650,000

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Summary Table of List of Construction of Smart Classroom

SN	Item Name	Price (Yuan)
1	Multimedia System	384,750
2	Recording and Playing System	506,325
3	IOT System	429,850
4	Classroom Cloud Desktop	179,435
5	Wireless Network Coverage	409,008
6	Language Lab	1,510,560
7	Amphitheatre	282,275
8	Academic Report Hall (Multimedia Part)	133,590
9	Comprehensive Wiring System	460,000
10	Total	4,295,793

Summary Table of List of Construction of Hospitality Management Specialty Lab

SN	Item Name	Price (Yuan)
1	Decoration	1,024,000
2	Chinese Food Banquet	778,154
3	Lobby	536,860
4	Leisure	488,640
5	Sensory Training Room	1,034,400
	Total	3,862,054

Summary Table of List of Construction of Business Experiment Center

SN	Item Name	Price (Yuan)
1	Indoor Decoration Installation Engineering of Business Experiment Center	2,157,232.31
2	Hardware Equipment of Business Experiment Center	3,590,730
3	Software Teaching Resources of Business Experiment Center	8,505,000
	Total	14,252,962.31

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Fuzhou Melbourne Polytechnic

Smart Campus Project Supplementary Agreement

Party A: Fuzhou Melbourne Polytechnic

Address: No. 199, Xiyuangong Road, Minhou College Town, Fuzhou

Tel: 0591-83761763

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Floor 2, Tower A, Huateng Century HQ Park, Chaoyang District, Beijing Municipality

Tel: 010-65978118

Party A and Party B have signed Smart Campus Project Agreement of Fuzhou Melbourne Polytechnic on August 29, 2017. During the performance of the agreement, Because the construction conditions of a part of planned items are not mature or the circumstances change, Party A and Party B have entered into the following supplementary agreement through negotiation in respect of the contents of the original agreement, and shall jointly comply with this supplementary agreement.

I. Subject Matter

The Smart Campus Project shall include big data center, smart classroom, hospitality management specialized lab and business experiment center, see Appendix I for details.

1.	Big Data Center

Big data center is a business system cluster based on SAAS mode, and all systems is independently developed by Party B. Because a part of the system has no corresponding campus information portal, individual system has not developed. The Parties finally determine the list of systems of big data center, see Appendix I.

Party B shall complete the development of all system of the big data center and deliver to Party A for acceptance and use prior to December 20, 2018. See Appendix II for the specifications of each system.

After-sales services:

1)	Party B shall provide the teachers and manager as designated for the training to Party A’s customer free of charge, so that Party A can operate the software.

2)	Party B undertakes to provide upgrade service the software for 4 years (from 2018 to 2021), and shall timely notify Party A’s customer after the software upgrade, and shall establish customer archives and provide long-term technical support.

3)	If Party B fails to provide solution by telephone technology or network remote control method after the receipt of the service request as raised by Party A’s customer by telephone about software, Party B shall dispatch special personnel to resolve the problem for Party A’s customer on site free of charge.

4)	During the use of system by Party A, Party B shall not be liable for any data loss or costs increase due to equipment failure, virus infection, etc. If Party A requests Party B to provide on-site service, Party A shall assume the costs arising therefrom.

5)	The intellectual property right of the software with the characteristics of Fuzhou Melbourne Polytechnic that is independently developed by Party B for Party A in the Smart Campus Project shall be owned by Party A. Without the permission of Party A, Party B may not transfer the use right, and shall protect the intellectual property right of Party A’s software. Party B shall open the data port and source code of existing business system and sub-system of Party B to Party A free of charge, with corresponding technical docking.

6)	If additional service is demanded, the Parties shall otherwise sign development entrustment agreement.

2.	Smart Classroom

According to the overall demand of campus construction of the College, Party B will not undertake the purchase, installation or debugging of the multimedia part of academic report hall.

3.	Hospitality Management Specialized Lab

In view of the progress of specialized construction of the College, hospitality management specialized lab is suspended. When the construction conditions are mature, Party A may give priority to Party B under the equal conditions.

4.	Business Experiment Center

In order to better adapt to the demands of modern teaching, during the construction of the Project, the Parties choose the server and computer of the higher configuration through negotiation, and change the original lifting desks to piano baking rolling desks. Meanwhile, the Parties adjust the list of ancillary practical software according to the courses arrangement of Party A’s talent cultivation scheme, see Appendix II for details.

5.	Operation and Maintenance Services

Because a part of the Smart Campus Project has been completed in 2017, Party B will provide 4 years project operation and maintenance services hereunder as from 2018. The operation and maintenance services include:

1)	During the warranty period, Party B must provide repair or replacement services free of charge in respect of the hardware failure due to quality problem, wear of consumable part or other non-artificial cause. In respect of the damage of part due to artificial cause, Party B will charge corresponding expenses at cost price.

2)	During the operation and maintenance period, at the request of Party A, Party B may dispatch personnel to the College for the purpose of tracking and maintaining software and hardware according to the reality.

3)	During the operation and maintenance period, if after the update of teaching software of the College, the requirements for hardware change or hardware failure happens with increasing frequency, Party B shall timely update corresponding hardware but only charge the cost price of hardware; moreover, the configuration of hardware shall be no less than that of current market mainstream, so as to ensure that the College can normally conduct teaching activities.

4)	During the operation and maintenance period, if Party A changes the operating process or adjusts demand in respect of the Smart Campus system as developed by Party B, Party B may adjust the software design and keep consistent update and optimization only at cost price, so as to ensure the high efficiency operating of the system.

5)	During the operation and maintenance period, Party B shall guarantee the security of data and timely make backup, so as to avoid any leakage.

6)	In order to ensure the normal and high efficiency use of the system, Party B may, according to the written requirements of Party A, regularly provide the routing inspection and optimization proposal about relevant hardware and software twice a year.

II. Contract Price and Payment Method

1.	Contract Price

According to the original agreement, the total price of Smart Campus Project Contract is RMB 25,000,000. In consideration of any increase or decrease in the items as listed in Article I hereof, the total price of Smart Campus Project Contract is adjusted as RMB 16,683,538.65. See Appendix for the amount of each item.

According to the adjustment of actual construction project, the operation and maintenance fee of Smart Campus is now adjusted as RMB 1,042,938 in 2018 and RMB 1,334,683 every year from 2019 to 2021. Therefore, the total operation and maintenance fee is RMB 5,046,987 in total.

2.	Payment Method

The payment time and amount of Smart Campus Project are as follows:

(1)	Party A shall pay ¥1,042,938 (in words: RMB one million forty two thousand nine hundred and thirty eight) prior to December 20, 2018.

(2)	Party A shall pay ¥6,895,862.55 (in words: RMB six million eight hundred and ninety five thousand eight hundred and sixty two point five five) prior to December 20, 2019, which includes contract price ¥5,561,179.55 (in words: RMB five million five hundred and sixty one thousand one hundred and seventy nine point five five) and operation and maintenance fee ¥1,334,683 (in words: RMB one million three hundred and thirty four thousand six hundred and eighty three).

(3)	Party A shall pay ¥6,895,862.55 (in words: RMB six million eight hundred and ninety five thousand eight hundred and sixty two point five five) prior to December 20, 2020, which includes contract price ¥5,561,179.55 (in words: RMB five million five hundred and sixty one thousand one hundred and seventy nine point five five) and operation and maintenance fee ¥1,334,683 (in words: RMB one million three hundred and thirty four thousand six hundred and eighty three).

(4)	Party A shall pay ¥6,895,862.55 (in words: RMB six million eight hundred and ninety five thousand eight hundred and sixty two point five five) prior to December 20, 2021, which includes contract price ¥5,561,179.55 (in words: RMB five million five hundred and sixty one thousand one hundred and seventy nine point five five) and operation and maintenance fee ¥1,334,683 (in words: RMB one million three hundred and thirty four thousand six hundred and eighty three).

III. Effectiveness

1.	The original agreement and this Supplementary Agreement shall expire on December 31, 2021.

2.	This Agreement is made in four originals of the same legal force, two for each party hereto. This Agreement shall become effective upon being signed by the authorized representatives of the Parties.

(No Text Below)

(This page is the execution page to Smart Campus Project Supplementary Agreement)

Party A: Fuzhou Melbourne Polytechnic Representative: (Signature) Date: December 18, 2018 Fuzhou Melbourne Polytechnic (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Representative: (Signature) Date: December 18, 2018 Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Appendix I: Summary Table of List of Items

SN	Item Name	Amount (Yuan)
1	Big Data Center	3,740,000
2	Smart Classroom	3,231,315
3	Business Experiment Center	8,325,415.94
4	Service Fee	1,386,807.71
	Total	16,683,538.65

List of Software of Big Data Center

System Name	Sub-system Name	Total Price (Yuan)
	Mobile Online Operation System	120,000
	Mobile Online Exam System	130,000
	Spoken Language Repeat Practice System	130,000
Mobile Online Learning	Student Error Book Management System	90,000
System	Teacher Online Correction System	100,000
	Student Learning Trajectory Management	110,000
	Mobile Online Classroom Interaction System	140,000
	Smart Test Assembly System	100,000
	Student Courses Election System (Website)	140,000
	Student Transcript Inquiry System	120,000
	Classroom Reservation System	130,000
	Smart Course Arrangement System	128,000
Teaching Affairs Management	Smart Exam Arrangement System	182,000
System	School Rolls Management System	140,000
	Teachers Management System	120,000
	Practical Teaching Management System	110,000
	Teaching Quality Evaluation System	100,000
	Graduate Management System	90,000
	Teaching Place Management System	80,000
Office OA System	Daily Office Management System	230,000
	Administrative Affairs Management System	190,000
	Teaching Materials Management System	190,000
Teaching Resources	Courseware Management System	170,000
Library System	Test Library Management System	200,000
	Engagement Management System	100,000
	Faculty Management System	70,000
Personnel System	Attendance Management System	90,000
	Wage Management System	110,000
	Personnel Performance Assessment Management System	130,000
	Subtotal	3,740,000

Summary Table of List of Construction of Smart Classroom

SN	Item Name	Price (Yuan)
1	Multimedia System	357,840
2	Recording and Playing System	416,225
3	IOT System	300,000
4	Classroom Cloud Desktop	158,000
5	Wireless Network Coverage	160,000
6	Language Lab	1,170,000
7	Amphitheatre	269,250
8	Comprehensive Wiring System	400,000
	Total	3,231,315

Summary Table of List of Construction of Business Experiment Center

SN	Item Name	Price (Yuan)
1	Indoor Decoration Installation Engineering of Business Experiment Center	1,453,070
2	Hardware Equipment of Business Experiment Center	4,055,345.94
3	Software Teaching Resources of Business Experiment Center	2,817,000
	Total	8,325,415.94

Appendix II Detailed Parameters of Each Item